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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

 1. Standard Pacific of Texas, Inc., a Delaware corporation.
 2. Standard Pacific of Orange County, Inc., a Nevada corporation.
 3. Standard Pacific of Fullerton, Inc., a Nevada corporation.
 4. Standard Pacific of Arizona, Inc., a Delaware corporation.
 5. Standard Pacific Construction, Inc., a Delaware corporation.
 6. Family Lending Services, Inc., a Delaware corporation.
 7. SPS Affiliates, Inc., a subsidiary of Family Lending Services, Inc. and a California corporation.
 8. Standard Pacific Savings, F.A., a Federally chartered stock savings and loan association.
 9. Standard Pacific Financing, Inc., a California corporation.
10. Standard Pacific Financing, L.P., a Delaware limited partnership in which the registrant owns a 99% interest in all profits, losses, credits and distributions.
11. StanPac Corp., a Delaware corporation.
12. Parkridge Partners, a California general partnership in which the registrant has a 50% ownership interest.
13. Pacific Ridge Partners, a California general partnership in which the registrant has a 50% ownership interest.
14. StanPac Development Company, LLC, a Delaware limited liability company in which the registrant has a 50% ownership interest.
15. UDC Mortgage

Neither the subsidiaries nor the partnerships in which the registrant has an interest have done business under names other than their own, with the exception of the following:

 1. Standard Pacific of Orange County, a division of Standard Pacific Corp.
 2. Standard Pacific of San Diego, a division of Standard Pacific Corp.
 3. Standard Pacific of Ventura, a division of Standard Pacific Corp.
 4. Standard Pacific of Northern California, a division of Standard Pacific
    Corp.
 5. Standard Pacific of Dallas, a division of Standard Pacific of Texas, Inc.
 6. Standard Pacific of Houston, a division of Standard Pacific of Texas, Inc.
 7. Standard Pacific Homes.
 8. Standard Pacific.
 9. UDC Mortgage also does business under the name SPH Mortgage.